EXHIBIT 21.1

Subsidiaries of the Registrant

                                                                     State of
                                                                   Incorporation
                                                                   -------------

ACS Acquisition Corp., (a/k/a Filtration and Separation Dynamics)     New York
ACS Environmental Solutions, Inc.                                     Florida
Car Wash Equipment & Supply, Ryko of South Florida, Inc.              Florida
Di-tech Systems, Inc.                                                California
DuraMeter Pump Company, Inc.                                          New York
Gravity Flow Systems, Inc.                                          Pennsylvania
KISS International, Inc.                                              Delaware